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                                                                     EXHIBIT 3.2
C&S 700 (5/95)                                      096B#6962 1211 ORG&FI $62.50


MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES
                          & LAND DEVELOPMENT BUREAU

   Date Received                              (FOR BUREAU USE ONLY)

   DEC 10 1996                                              FILED

                                                        DEC 10 1996
Name     Michael B. Lewis, Esq.
 Kerr, Russell and Weber, P.L.C.                    ADMINISTRATOR
                                            MI DEPARTMENT OF CONSUMER &
Address  Suite 2500, Detroit Center         INDUSTRY SERVICES CORPORATION,
 500 Woodward Avenue                        SECURITIES & LAND DEVELOPMENT BUREAU

City             State          Zip            EFFECTIVE DATE:

 Detroit        Michigan        48226

Document will be returned to the name and address you enter above.


                           ARTICLES OF ORGANIZATION                    B08-850
               FOR USE BY DOMESTIC LIMITED LIABILITY COMPANIES         -------
           (Please read information and instructions on last page)
     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:


ARTICLE I

 The  name of the limited liability company is: LDM Holdings, L.L.C.


ARTICLE II

 The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.



ARTICLE III

 The duration of the limited liability company is: 30 years unless terminated earlier pursuant to the Operating Agreement.


ARTICLE IV

 1.     The address of the registered office is:

        2500 Executive Hills Drive,    Auburn Hills,     MICHIGAN        48326
     --------------------------------------------------------------------------
            (Street Address)             (City)                      (Zip Code)

 2.     The mailing address of the registered office if different than above:

                                                         MICHIGAN
     ------------------------------------------------,              ------------
                (P.O. Box)              (City)                      (Zip Code)


 3.     The name of the resident agent at the registered office is:
        Richard J. Nash


ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

None

                Signed this 9th day of December, 1996
                           LDM Holding Canada, Inc.
LDM Technologies, Inc.
f/k/a LDM Industries Inc.


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By: Michael B. Lewis                    By: Michael B. Lewis                    By:
   --------------------                    -------------------                     -------------------
          (Signature)                           (Signature)                             (Signature)

Michael B. Lewis,                       Michael B. Lewis,
Assistant Secretary                     Assistant Secretary                       -------------------
  (Type or print name and title)           (Type or print name and title)            (Type or print name and title)
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KM 62.50 CK 38968

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